Exhibit 99.1

FOR IMMEDIATE RELEASE
March 31, 2008

Novell Completes PlateSpin Acquisition

Combined systems management offering gives customers
complete workload lifecycle management across the data center

WALTHAM, Mass. – March 31, 2008– Novell today announced it has completed its acquisition of PlateSpin Ltd., a leader in workload lifecycle management solutions for the enterprise data center. PlateSpin allows the movement of workloads between physical and virtual environments regardless of platform or operating system. These capabilities, combined with Novell's systems management solutions, enable customers to fully leverage their virtualization investments and reduce both costs and server sprawl in their data centers.

“The addition of PlateSpin to Novell's existing enterprise IT management and Linux solutions will give customers the capabilities they need to build their next generation data center,” said Joe Wagner, senior vice president and general manager of Novell® Systems and Resource Management. “With solutions for data center consolidation, virtualization, relocation, disaster recovery and ongoing optimization, customers now have powerhouse technology to reduce cost, minimize risk and create value across heterogeneous environments with flexibility, interoperability and agility.”

Stephen Pollack, founder and CEO of PlateSpin, said, “We are excited to be joining the Novell organization and a global team of people committed to the vision of optimizing the data center. We will continue to focus on the development of the PlateSpin product line and look forward to the new synergies our combined offerings will bring to customers.”

With the closing of the acquisition, PlateSpin will become part of the Novell Systems and Resource Management business unit and continue to develop and market its solutions to a global customer base. This is another key step in Novell's strategy to help customers integrate their mixed IT environments, allowing people and technology to work as one. For more information, visit www.novell.com/platespin.

Legal Notice Regarding Forward-Looking Statements

This press release includes statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including those related to future financial and operating results, future opportunities, the benefits and synergies of the company's brands, strategies and acquisitions, and the growth of the market for Systems and Resource Management, Identity and Access Management, and Linux Platform Products. You should be aware that Novell's actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Novell management and are subject to a number of risks and uncertainties, including, but not limited to, Novell's completion of announced acquisitions, Novell's ability to transform its business through the implementation of its strategic plan, Novell's ability to realize the benefits anticipated from the Microsoft transaction and other transactions, Novell's ability to realize the benefits anticipated from its restructuring plan, and the expected charges to be incurred and payments to be made under the restructuring plan, Novell's ability to achieve its expense targets, Novell's success in executing its Linux Platform Products, Identity and Access Management, and Systems and Resource Management strategies, Novell's ability to take a competitive position in the Linux Platform Products, Identity and Access Management, and Systems and Resource Management industries, business conditions and the general economy, market opportunities, potential new business strategies, competitive factors, sales and marketing execution, shifts in technologies or market demand, Novell's ability to integrate acquired operations and employees, and the other factors described in Novell's Annual Report on Form 10-K filed with the Securities and Exchange Commission on Dec. 21, 2007. Novell disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by the securities laws.

About Novell

Novell, Inc. (Nasdaq: NOVL) delivers the best engineered, most interoperable Linux* platform and a portfolio of integrated IT management software that helps customers around the world reduce cost, complexity and risk. With our infrastructure software and ecosystem of partnerships, Novell harmoniously integrates mixed IT environments, allowing people and technology to work as one. For more information, visit www.novell.com.

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Novell is a registered trademark of Novell, Inc. in the United States and other countries. *Linux is a registered trademark of Linus Torvalds. All other third-party trademarks are the property of their respective owners.

Press Contacts:
Kerry Adorno
Novell
(781) 464-8042
kadorno@novell.com

Amanda Munroe
SHIFT Communications
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amunroe@shiftcomm.com